SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 24, 2004 Date of Report (Date of earliest event reported)
Woodhead Industries, Inc. (Exact name of registrant as specified in its charter)

Delaware	0-5971	36-1982580

(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

3 Parkway North, Suite 550, Deerfield, IL 60035 (Address of principal executive offices) (Zip Code)
847-236-9300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 24, 2004, Woodhead Industries, Inc. entered into a non-compete agreement with Robert H. Fisher, the Company’s Vice President Finance and Chief Financial Officer in connection with the grant to Mr. Fisher of a special long-term incentive award. Mr. Fisher was awarded 14,000 restricted shares of Woodhead industries Inc. Common Stock for his ongoing involvement in the Company’s strategic shift and for his agreement not to compete with the Company for a period of twelve months following any voluntary or “for cause” termination of his employment with the Company.

The foregoing summary of the special award and the non-compete agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of those documents. A copy of the special award and the agreement are attached hereto as exhibits 10.1 and 10.2, respectively and is incorporated by reference into this Item 1.01.

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.

Exhibit Number

10.1      Robert H. Fisher — Special Long-Term Incentive Award
10.2      Key Employee Non-Compete Agreement

SIGNATURE

Under the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934 this report was signed on behalf of the Registrant by the authorized person below.

WOODHEAD INDUSTRIES, INC.

Date: December 1, 2004

BY: /s/ Robert H. Fisher

Robert H. Fisher
Vice President, Finance and C.F.O.
(Principal Financial Officer)